As filed with the Securities and Exchange Commission on August 23, 2005

Registration No. 333-109427

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CV Therapeutics, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	3172 Porter Drive Palo Alto, California 94304 (650) 384-8500	43-1570294
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(I.R.S. Employer Identification Number)

Louis G. Lange, M.D., Ph.D.

Chief Executive Officer

CV Therapeutics, Inc.

3172 Porter Drive

Palo Alto, California 94304

(650) 384-8500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy To:

Laura L. Gabriel, Esq.

Latham & Watkins LLP

505 Montgomery Street, Suite 1900

San Francisco, California 94111

(415) 391-0600

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

DEREGISTRATION OF UNSOLD SECURITIES

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-109427) amends the Registration Statement as follows:

We hereby withdraw from registration under the Securities Act of 1933, as amended, all 2.0% Senior Subordinated Convertible Debentures Due 2023 and all shares of common stock underlying such debentures registered for resale under this Registration Statement that have not been sold during the time we have agreed to keep this Registration Statement effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Palo Alto, state of California, on this 22nd day of August, 2005.

CV THERAPEUTICS, INC.

By	/s/ DANIEL K. SPIEGELMAN
Daniel K. Spiegelman Senior Vice President & Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the 22nd day of August, 2005.

SIGNATURE	TITLE

* Louis G. Lange, M.D., Ph.D.	Chairman of the Board & Chief Executive Officer (Principal Executive Officer)

/s/ DANIEL K. SPIEGELMAN Daniel K. Spiegelman	Senior Vice President & Chief Financial Officer (Principal Financial and Accounting Officer)

* Santo J. Costa	Director

* John Groom	Director

* Thomas L. Gutshall	Director

* Peter Barton Hutt, Esq.	Director

* Kenneth B. Lee, Jr.	Director

* Barbara J. McNeil, M.D., Ph.D.	Director

Thomas E. Shenk, Ph.D.	Director

* By:	/S/ DANIEL K. SPIEGELMAN
Attorney-in-fact

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